Exhibit 5.3

Phone:	215-569-5500

Fax:	215-569-5555

Email:	www.blankrome.com

October 15, 2009

SunGard Data Systems Inc.

680 East Swedesford Road

Wayne, Florida 19087

Ladies and Gentlemen:

We have acted as special Florida counsel to SunGard Public Sector Inc. (formerly known as SunGard HTE Inc.), a Florida corporation (“Florida Guarantor”) in connection with (i) the guarantee issued by the Florida Guarantor (the “2013 Senior Guarantee”) relating to the registration by SunGard Data Systems Inc., a Delaware corporation (the “Company”), of the Company’s 9 1/8% Senior Notes due 2013 (the “2013 Senior Notes”) and (ii) the guarantee issued by the Florida Guarantor (the “Senior Subordinated Guarantee”) relating to the registration by the Company of the Company’s 10 1/4% Senior Subordinated Notes due 2015 (the “Senior Subordinated Notes”), in each case to be offered solely for market-making purposes by an affiliate of the Company. The 2013 Senior Notes and 2013 Senior Guarantee have been issued under an indenture dated as of August 11, 2005 (the “2013 Senior Indenture”) among the Company, Solar Capital Corp., a Delaware corporation which merged with and into the Company (“Solar”), the Florida Guarantor, certain other affiliates of the Company, and The Bank of New York, as trustee (the “Trustee”), and the Senior Subordinated Notes and the Senior Subordinated Guarantee have been issued under an indenture dated as of August 11, 2005 (the “Senior Subordinated Indenture”) among the Company, Solar, the Florida Guarantor, certain other affiliates of the Company, and the Trustee. We also have acted as special Florida counsel to the Florida Guarantor in connection with the guarantee issued by the Florida Guarantor (the “2015 Senior Guarantee” and, together with the 2013 Senior Guarantee and the Senior Subordinated Guarantee, the “Guarantees”) relating to the registration by the Company of the Company’s 10 5/8% Senior Notes due 2015 (the “2015 Senior Notes” and, together with the 2013 Senior Notes and the Senior Subordinated Notes, the “Notes”) that the Company intends to offer in exchange for the Company’s outstanding 10 5/8% Senior Notes due 2015. The 2015 Senior Notes and 2015 Senior Guarantee will be issued under an indenture dated as of September 29, 2008 (the “2015 Senior Indenture” and, together with the 2013 Senior Indenture and the Senior Subordinated Indenture, the “Indentures”) among the Company, the Florida Guarantor, certain other affiliates of the Company, and the Trustee.

In rendering the opinions herein, we have examined only (i) copies, as executed or issued, as the case may be, of (A) the Indentures and (B) the Guarantees whose terms are set forth in the Indentures (the Indentures and Guarantees are collectively referred to herein as the “Notes Documents”); and (ii) originals or photostatic or certified copies of the records,

SunGard Data Systems Inc.

October 15, 2009

certificates of public officials, certificates of officers of the Florida Guarantor, public records and other documents set forth on Exhibit A.

We have assumed and relied upon, as to matters of fact and mixed questions of law and fact, the truth, accuracy and completeness of all factual matters set forth in the certificates listed on Exhibit A attached hereto, and the representations and warranties of all parties made pursuant to or in connection with the Notes Documents, or any thereof. We also have assumed the authenticity of the certificates of government officials referenced on Exhibit A. Our opinion in paragraph 2 is based solely on a review of those state-level Florida statutes and regulations which, in our experience, are normally applicable to notes offerings, generally.

As special Florida counsel to the Florida Guarantor for purposes of the execution and delivery (or issuance, as the case may be) of the Notes Documents, our services are limited to specific matters referred to us by it. Consequently, we do not have knowledge of many transactions in which the Florida Guarantor has engaged or its day-to-day operations and activities.

Whenever our opinions in this letter, with respect to the existence or absence of facts, are based on our knowledge, it is intended to signify that during the course of our representation of the Florida Guarantor in connection with the Notes Documents, including our review of the documents as described in this letter above, no information has come to the attention of those attorneys in this law firm who have actively participated in the preparation of this letter which has given them actual knowledge of the existence of any facts to the contrary. However, except for the document review specifically set forth in this letter above, we have not undertaken any independent investigation to determine the existence or absence of any facts material to our opinions herein, and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Florida Guarantor. In addition, except as specifically described in this letter, we have not made an independent search of the books and records of any entity, or the public records of any jurisdiction.

Our opinions in the numbered paragraphs below are qualified in all respects by the scope of our document examination described above.

In connection with this opinion letter, we have, with your consent, and without any independent investigation, assumed that:

(a) Each of the Notes Documents has been duly executed and delivered (or issued, as the case may be) by all parties thereto other than the Florida Guarantor who is party thereto.

SunGard Data Systems Inc.

October 15, 2009

(b) All factual matters contained in the Notes Documents are true and correct and are not inconsistent with the opinions set forth in this letter.

(c) All signatures on all documents submitted to us for examination are genuine.

(d) All documents submitted to us as originals are authentic, all documents submitted to us as copies (certified or photocopies) conform to the original, and the originals of all documents submitted as copies are authentic.

(e) All public records reviewed by us are accurate and complete.

(f) All natural persons who are parties to any of the Notes Documents have the legal capacity to execute, deliver and perform same.

The opinions herein are limited to the laws of the State of Florida, and we have made no investigation of the laws of any other jurisdiction (including the laws of the United States) and express no opinion as to the laws of any such other jurisdiction within or outside the United States. In rendering the opinions in this letter, we have assumed compliance with all such other laws.

Based solely upon and subject to the qualifications, assumptions, exceptions and limitations heretofore and hereafter set forth, it is our opinion that:

1. The Florida Guarantor’s execution and delivery (or issuance, as the case may be) of the Notes Documents have been duly authorized by all necessary corporate action on the part of the Florida Guarantor, and each such Notes Document has been duly executed and delivered or issued (as the case may be) by the Florida Guarantor.

2. Except as disclosed in any of the Notes Documents or any of the schedules or exhibits thereto, the issuance of the Guarantees by the Florida Guarantor and the execution and delivery of the Indentures by the Florida Guarantor do not violate any statute or regulation of the State of Florida.

Anything in this letter to the contrary notwithstanding, we express no opinion whatsoever regarding the following:

(i) the validity, binding nature or enforceability of any of the Notes Documents or any of their respective provisions;

SunGard Data Systems Inc.

October 15, 2009

(ii) the existence, condition or state of title of, or rights in, any property purported to be owned or held by the Florida Guarantor;

(iii) the truth, accuracy or completeness of any representation or warranty made by the Florida Guarantor in any Notes Document or any other agreement, document or instrument reviewed by us in connection with this letter or the ability of the Florida Guarantor to perform any covenant or undertaking in any of the Notes Documents to which it is a party;

(iv) the compliance of the Florida Guarantor or the transactions contemplated by the Notes Documents with environmental laws or zoning, subdivision, land use, building or any other local laws, codes, regulations, ordinances or similar requirements; or

(v) the compliance of the Florida Guarantor or the transactions contemplated by the Notes Documents with: (a) any law of any county, town, municipality or other political subdivision of the State of Florida below the state level; (b) any law or regulation concerning taxation, labor, employee benefits, health care, patents, trademarks or copyrights; or (c) any law or regulation concerning fraudulent conveyances, securities, antitrust or unfair competition.

The opinions expressed herein have been issued solely in connection with the matters described herein. We hereby authorize Simpson Thacher & Bartlett LLP to rely on this opinion letter in rendering its opinion of even date herewith in connection with the matters described herein. The opinions expressed herein are strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein. This opinion letter is not a guarantee and should not be construed or relied on as such.

We hereby consent to the filing of this opinion letter as Exhibit 5.3 to the Registration Statement on S-1 (the “Registration Statement”) filed by the Company and the Florida Guarantor with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

The opinions expressed herein are issued as of the date of this letter, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may occur hereafter.

Very truly yours,

/s/ Blank Rome LLP

BLANK ROME LLP

Exhibit A

1.	The Good Standing Certificate of SunGard Public Sector Inc. (“SPS”) issued by the Secretary of the State of Florida on October 8, 2009.

2.	The Action by Unanimous Written Consent of the board of directors of SPS dated August 11, 2005.

3.	The Action by Unanimous Written Consent of the board of directors of SPS dated September 24, 2008.

4.	The Amended and Restated Articles of Incorporation of SPS filed with the Secretary of the State of Florida on March 17, 2003, as amended, as provided to us by the Company and certified by the Secretary of SPS.

5.	The bylaws of SPS provided to us by the Company and certified by the Secretary of SPS.

6.	The Secretary’s Certificate dated August 11, 2005 signed by the Secretary of SPS, and attaching and certifying as to, among other things, the resolutions authorizing the transactions under the Notes Documents, the Articles of Incorporation of SPS, the bylaws of SPS, and incumbency of certain officers executing the Notes Documents.

7.	The Secretary’s Certificate dated September 29, 2008 signed by the Secretary of SPS, and attaching and certifying as to, among other things, the resolutions authorizing the transactions under the Notes Documents, the Articles of Incorporation of SPS, the bylaws of SPS, and incumbency of certain officers executing the Notes Documents.

Phone:	215-569-5500

Fax:	215-569-5555

Email:	www.blankrome.com

October 15, 2009

SunGard Data Systems Inc.

680 East Swedesford Road

Wayne, Pennsylvania 19087

Ladies and Gentlemen:

We have acted as special Pennsylvania counsel to SunGard Availability Services LP, a Pennsylvania limited partnership (“SAS”) and SunGard Systems International Inc., a Pennsylvania corporation (“SSI”) (each a “Pennsylvania Guarantor” and collectively the “Pennsylvania Guarantors”) in connection with (i) the guarantees issued by the Pennsylvania Guarantors (the “2013 Senior Guarantees”) relating to the registration by SunGard Data Systems Inc., a Delaware corporation (the “Company”), of the Company’s 9 1/8% Senior Notes due 2013 (the “2013 Senior Notes”) and (ii) the guarantees issued by the Pennsylvania Guarantors (the “Senior Subordinated Guarantees”) relating to the registration by the Company of the Company’s 10 1/4% Senior Subordinated Notes due 2015 (the “Senior Subordinated Notes”), in each case to be offered solely for market-making purposes by an affiliate of the Company. The 2013 Senior Notes and 2013 Senior Guarantees have been issued under an indenture dated as of August 11, 2005 (the “2013 Senior Indenture”) among the Company, Solar Capital Corp., a Delaware corporation which merged with and into the Company (“Solar”), the Pennsylvania Guarantors, certain other affiliates of the Company, and The Bank of New York, as trustee (the “Trustee”), and the Senior Subordinated Notes and the Senior Subordinated Guarantees have been issued under an indenture dated as of August 11, 2005 (the “Senior Subordinated Indenture”) among the Company, Solar, the Pennsylvania Guarantors, certain other affiliates of the Company, and the Trustee. We also have acted as special Pennsylvania counsel to the Pennsylvania Guarantors in connection with the guarantees issued by the Pennsylvania Guarantors (the “2015 Senior Guarantees” and, together with the 2013 Senior Guarantees and the Senior Subordinated Guarantees, the “Guarantees”) relating to the registration by the Company of the Company’s 10 5/8% Senior Notes due 2015 (the “2015 Senior Notes” and, together with the 2013 Senior Notes and the Senior Subordinated Notes, the “Notes”) that the Company intends to offer in exchange for the Company’s outstanding 10 5/8% Senior Notes due 2015. The 2015 Senior Notes and 2015 Senior Guarantees will be issued under an indenture dated as of September 29, 2008 (the “2015 Senior Indenture” and, together with the 2013 Senior Indenture and the Senior Subordinated Indenture, the “Indentures”) among the Company, the Pennsylvania Guarantors, certain other affiliates of the Company, and the Trustee.

In rendering the opinions herein, we have examined only (i) copies, as executed or issued, as the case may be, of (A) the Indentures and (B) the Guarantees whose terms are set forth in the Indentures (the Indentures and Guarantees are collectively referred to herein as the

“Notes Documents”); and (ii) originals or photostatic or certified copies of the records, certificates of public officials, certificates of officers of each of the Pennsylvania Guarantors, public records and other documents set forth on Exhibit A.

We have assumed and relied upon, as to matters of fact and mixed questions of law and fact, the truth, accuracy and completeness of all factual matters set forth in the certificates listed on Exhibit A attached hereto, and the representations and warranties of all parties made pursuant to or in connection with the Notes Documents, or any thereof. We also have assumed the authenticity of the certificates of government officials referenced on Exhibit A. Our opinion in paragraph 2 is based solely on a review of those state-level Pennsylvania statutes and regulations which, in our experience, are normally applicable to notes offerings, generally.

As special Pennsylvania counsel to the Pennsylvania Guarantors for purposes of the execution and delivery (or issuance, as the case may be) of the Notes Documents, our services are limited to specific matters referred to us by them. Consequently, we do not have knowledge of many transactions in which any of the Pennsylvania Guarantors has engaged or its day-to-day operations and activities.

Whenever our opinions in this letter, with respect to the existence or absence of facts, are based on our knowledge, it is intended to signify that during the course of our representation of the Pennsylvania Guarantors in connection with the Notes Documents, including our review of the documents as described in this letter above, no information has come to the attention of those attorneys in this law firm who have actively participated in the preparation of this letter which has given them actual knowledge of the existence of any facts to the contrary. However, except for the document review specifically set forth in this letter above, we have not undertaken any independent investigation to determine the existence or absence of any facts material to our opinions herein, and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of any of the Pennsylvania Guarantors. In addition, except as specifically described in this letter, we have not made an independent search of the books and records of any entity, or the public records of any jurisdiction.

Our opinions in the numbered paragraphs below are qualified in all respects by the scope of our document examination described above.

In connection with this opinion letter, we have, with your consent, and without any independent investigation, assumed that:

(a) Each of the Notes Documents has been duly executed and delivered (or issued, as the case may be) by all parties thereto other than the Pennsylvania Guarantors who are party thereto.

(b) All factual matters contained in the Notes Documents are true and correct and are not inconsistent with the opinions set forth in this letter.

(c) All signatures on all documents submitted to us for examination are genuine.

(d) All documents submitted to us as originals are authentic, all documents submitted to us as copies (certified or photocopies) conform to the original, and the originals of all documents submitted as copies are authentic.

(e) All public records reviewed by us are accurate and complete.

(f) All natural persons who are parties to any of the Notes Documents have the legal capacity to execute, deliver and perform same.

The opinions herein are limited to the laws of the Commonwealth of Pennsylvania, and we have made no investigation of the laws of any other jurisdiction (including the laws of the United States) and express no opinion as to the laws of any such other jurisdiction within or outside the United States. In rendering the opinions in this letter, we have assumed compliance with all such other laws.

Based solely upon and subject to the qualifications, assumptions, exceptions and limitations heretofore and hereafter set forth, it is our opinion that:

1. Each Pennsylvania Guarantor’s execution and delivery (or issuance, as the case may be) of the Notes Documents have been duly authorized by all necessary corporate or limited partnership action, as applicable, on the part of such Pennsylvania Guarantor, and each such Notes Document has been duly executed and delivered or issued (as the case may be) by such Pennsylvania Guarantor.

2. Except as disclosed in any of the Notes Documents or any of the schedules or exhibits thereto, the issuance of the Guarantees by the Pennsylvania Guarantors and the execution and delivery of the Indentures by the Pennsylvania Guarantors do not violate any statute or regulation of the Commonwealth of Pennsylvania.

Anything in this letter to the contrary notwithstanding, we express no opinion whatsoever regarding the following:

(i) the validity, binding nature or enforceability of any of the Notes Documents or any of their respective provisions;

(ii) the existence, condition or state of title of, or rights in, any property purported to be owned or held by any of the Pennsylvania Guarantors;

(iii) the truth, accuracy or completeness of any representation or warranty made by any Pennsylvania Guarantor in any Notes Document or any other agreement, document or instrument reviewed by us in connection with this letter or the ability of any Pennsylvania Guarantor to perform any covenant or undertaking in any of the Notes Documents to which it is a party;

(iv) the compliance of any Pennsylvania Guarantor or the transactions contemplated by the Notes Documents with environmental laws or zoning, subdivision, land use, building or any other local laws, codes, regulations, ordinances or similar requirements; or

(v) the compliance of any Pennsylvania Guarantor or the transactions contemplated by the Notes Documents with: (a) any law of any county, town, municipality or other political subdivision of the Commonwealth of Pennsylvania below the state level; (b) any law or regulation concerning taxation, labor, employee benefits, health care, patents, trademarks or copyrights; or (c) any law or regulation concerning fraudulent conveyances, securities, antitrust or unfair competition.

The opinions expressed herein have been issued solely in connection with the matters described herein. We hereby authorize Simpson Thacher & Bartlett LLP to rely on this opinion letter in rendering its opinion of even date herewith in connection with the matters described herein. The opinions expressed herein are strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein. This opinion letter is not a guarantee and should not be construed or relied on as such.

We hereby consent to the filing of this opinion letter as Exhibit 5.3 to the Registration Statement on S-1 (the “Registration Statement”) filed by the Company and the Pennsylvania Guarantors with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

The opinions expressed herein are issued as of the date of this letter, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may occur hereafter.

Very truly yours,

/s/ Blank Rome LLP

BLANK ROME LLP

Exhibit A

1.	The Subsistence Certificate of SAS issued by the Secretary of the Commonwealth of Pennsylvania on October 7, 2009.

2.	The Subsistence Certificate of SSI issued by the Secretary of the Commonwealth of Pennsylvania on October 7, 2009.

3.	The Action by Unanimous Written Consent of the Board of Directors of SunGard Technology Services (“STS”), as the general partner of SAS, dated August 11, 2005.

4.	The Action by Unanimous Written Consent of the Board of Directors of STS, dated August 11, 2005.

5.	The Action by Unanimous Written Consent of the Board of Directors of STS, as the general partner of SAS, dated September 24, 2008.

6.	The Action by Unanimous Written Consent of the board of directors of SSI dated August 11, 2005.

7.	The Action by Unanimous Written Consent of the board of directors of SSI dated September 24, 2008.

8.	The Certificate of Limited Partnership of SAS filed with the Secretary of the Commonwealth of Pennsylvania on December 28, 2000, as amended, as provided to us by the Company.

9.	The Amended and Restated Articles of Incorporation of SSI filed with the Secretary of the Commonwealth of Pennsylvania on August 25, 2008, as provided to us by the Company.

10.	The bylaws of SSI provided to us by the Company.

11.	The Agreement of Limited Partnership of SAS provided to us by the Company.

12.	The Secretary’s Certificate dated August 11, 2005 signed by the Secretary of SAS, and attaching and certifying as to, among other things, the resolutions authorizing the transactions under the Notes Documents, the Certificate of Limited Partnership of SAS, the Agreement of Limited Partnership of SAS, and incumbency of certain officers executing the Notes Documents.

13.	The Secretary’s Certificate dated August 11, 2005 signed by the Secretary of STS, and attaching and certifying as to, among other things, the resolutions authorizing the transactions under the Notes Documents, the Articles of Incorporation of STS, the bylaws of STS, and the incumbency of certain officers executing the Notes Documents.

14.	The Secretary’s Certificate dated August 11, 2005 signed by the Secretary of SSI and attaching and certifying as to, among other things, the resolutions authorizing the transactions under the Notes Documents, the Articles of Incorporation of SSI, the bylaws of SSI, and incumbency of certain officers executing the Notes Documents.

15.	The Secretary’s Certificate dated September 29, 2008 signed by the Secretary of SAS, and attaching and certifying as to, among other things, the resolutions authorizing the transactions under the Notes Documents, the Certificate of Limited Partnership of SAS, the Agreement of Limited Partnership of SAS, and incumbency of certain officers executing the Notes Documents.

16.	The Secretary’s Certificate dated September 29, 2008 signed by the Secretary of SSI and attaching and certifying as to, among other things, the resolutions authorizing the transactions under the Notes Documents, the Articles of Incorporation of SSI, the bylaws of SSI, and incumbency of certain officers executing the Notes Documents.